Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 28, 2005 (except for Note 17, as to which the date is June 30, 2005) relating to the financial statements of Hittite Microwave Corporation, which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-124664) of Hittite Microwave Corporation.

/s/ PRICEWATERHOUSECOOPERS LLP
Boston, Massachusetts
July 21, 2005